UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        November 19, 2010

MILLER PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-34732	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(423) 663-9457

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 19, 2010, the Regulatory Commission of Alaska accepted a settlement agreement between our subsidiary Cook Inlet Energy, LLC ("CIE") and the Cook Inlet Pipe Line Company ("CIPL") regarding a reduction in CIPL's tariff applicable to all of CIE's oil shipments. The parties signed the agreement on October 14, 2010, but the effectiveness of the agreement was contingent upon RCA acceptance. The agreement will go into effect ten days after such acceptance, which means that the agreement will be effective on November 29, 2010.

CIPL, a subsidiary of Chevron Pipeline Co., operates a 42-mile pipeline on the west side of Cook Inlet, and is the sole means by which CIE can export its oil production. This settlement will reduce transportation costs for all CIE production by $6.57 per barrel to a rate of $8.00 per barrel for the remainder of 2010. The actual rate to be paid by CIE to CIPL for 2010 shall be determined in accordance with the annual true-up procedure detailed below. The actual rate to be paid for 2010 may be more or less than $8.00 per barrel after the true-up.

The settlement also lays out a methodology for determining CIE's future pipeline transportation rates. The rates to be paid by CIE to CIPL during calendar years 2011 through 2014 shall be determined by dividing the agreed annual CIPL revenue requirement of $17.28 million for each year of the term of the Settlement Agreement by the forecasted total annual CIPL throughput. CIE has committed to pay for transportation of a minimum of 260,063 barrels of production in 2010 and 346,750 barrels in each of the years 2011 through 2014.

Each February, a true-up adjustment for the previous year will be made by dividing the $17.28 million revenue requirement of the pipeline by the actual number of barrels put through the line by all shippers to determine the rate due to CIPL. After the rate due to CIPL is determined in accordance with the true-up terms, any overpayment by CIE up to $250,000 will be credited against future shipments, and any amount above $250,000 shall be repaid to CIE in cash. In the event that CIE had underpaid CIPL for the previous year, payment of that shortfall would be made after the annual true up.

The foregoing description of the terms and conditions of the Settlement Agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.36.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.36	Settlement Agreement between Cook Inlet Energy, LLC and Cook Inlet Pipe Line Company dated October 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: November 26, 2010	By:	/s/ Paul W. Boyd
Paul W. Boyd, Chief Financial Officer